AMENDMENT NO. 2 TO SERVICE AGREEMENT

                                     BETWEEN

                            INTEGRAMED AMERICA, INC.

                                       AND

         NORTHWEST CENTER FOR INFERTILITY AND REPRODUCTIVE ENDOCRINOLOGY


         THIS AMENDMENT NO. 2 TO SERVICE AGREEMENT ("Amendment No. 2"), is dated November 1, 2002 by and between IntegraMed America, Inc., a Delaware corporation with its principal place of business at One Manhattanville Road, Purchase, New York 10577 ("INMD") and Northwest Center for Infertility and Reproductive Endocrinology, a Florida general partnership, with its principal place of business at 2825 North State Road 7, Suite 302, Margate, Florida 33063 ("NCIRE").

                                    RECITALS:

         INMD and NCIRE entered into a Service Agreement dated April 26, 2002, as amended by Amendment No.1 dated June 14, 2002 (collectively, the "Service Agreement"); and

         INMD and NCIRE wish to amend further the Service Agreement, in pertinent part, to provide for a modification in the Base Service Fee, as defined in the Service Agreement.

         NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, and as contained in the Service Agreement, INMD and NCIRE agree as follows:

         1. Section 7.1.2 of the Service Agreement is hereby deleted in its entirety and the following is substituted therefor:

                      "Section 7.1.2 (i) commencing  with the Effective Date, as hereinafter defined, until December 31, 2002, a Base Service Fee ("Base Service Fee") paid monthly, but reconciled to annual Revenues, of an amount equal to four (4%) percent of Revenues, and
              (ii) from January 1, 2003 through and including June 30, 2003, a Base Service Fee, paid monthly, equal to five (5%) percent of Revenues. In the event PDE for NCIRE as budgeted for the period January 1, 2003 through May 31, 2003 is achieved, and the June, 2003 PDE forecast indicates the PDE for June, 2003 is on target with the budget, effective July 1, 2003 ("Accelerated Fee Date"), NCIRE will pay INMD a Base Service Fee equal to six (6%) percent of Revenues; otherwise, NCIRE will commence paying a Base Service Fee of six (6%) percent effective October 1, 2003."

         2. Section 7.1.3 of the Service Agreement is hereby deleted in its entirety and the following is substituted therefor:

                      "7.1.3 during each year of this Agreement, commencing with the earlier of (i) the Accelerated Fee Date or (ii) October 1, 2003, a Base Service Fee, paid monthly but reconciled to annual Revenues, of an amount equal to six percent (6%) of the first $8.0 million of NCIRE's Revenues; five percent (5%) of NCIRE.'s Revenues over $8.0 million, but less than $12 million; four percent (4%) of NCIRE.'s Revenues of $12 million or more, but less than $16 million; and three (3%) of. NCIRE's Revenues of $16 million or more."

         3. All other provisions of the Service Agreement, as amended, not in conflict with this Amendment No. 2 remain in full force and effect.

         IN WITNESS WHEREOF, the parties have signed this Amendment No. 2 the date first above written.


INTEGRAMED AMERICA, INC.



By:/S/Gerardo Canet
   -------------------------------
   Gerardo Canet, President & CEO



NORTHWEST CENTER FOR INFERTILITY AND REPRODUCTIVE ENDOCRINOLOGY

By:      WAYNE S. MAXSON, M.D., P.A., a general partner


By:/S/Wayne S. Maxon, M.D.
   -------------------------------
   Wayne S. Maxson, M.D., President